Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 12, 2014, SPS Commerce, Inc. acquired the assets of Leadtec Systems Australia Pty Ltd (“Leadtec”), a privately-held Australian company specializing in cloud-based integration solutions. The unaudited pro forma condensed combined financial statements and accompanying notes of the combined business set forth below give effect to the acquisition of Leadtec as a business combination using the acquisition method of accounting as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2014 and for the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Leadtec, our estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on the dates presented, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods. In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical financial statements and accompanying notes of:

•	SPS Commerce, Inc. for the year ended December 31, 2013, included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 20, 2014;

•	SPS Commerce, Inc. for the period ended June 30, 2014, included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on July 31, 2014; and,

•	Leadtec Systems Australia Pty Ltd for the years ended June 30, 2014 and 2013, included as Exhibit 99.2 to this Current Report on Form 8-K.

The historical financial statements and accompanying notes of Leadtec were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. For purposes of the pro forma financial statements, the amounts reported in Leadtec’s historical financial statements have been adjusted to reflect the application of accounting principles generally accepted in the United States of America (“GAAP”). These adjustments were primarily related to differences in the accounting treatment for capitalization of software costs and for financial statement classifications between IFRS and GAAP.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	As of June 30, 2014
	Historical		Pro Forma
	SPS
	Commerce	Leadtec	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$136,508	$498	$(12,682	)(a)	$123,122
			(498	)(b)
			(704	)(c)
Accounts receivable, net	13,348	710			14,058
Related party receivable	—	2,863	(2,863	)(b)
Deferred costs, current	10,415	—			10,415
Deferred income taxes, current	1,272	—			1,272
Prepaid expenses and other current assets	3,346	136			3,482

Total current assets	164,889	4,207	(16,747)		152,349
PROPERTY AND EQUIPMENT, net	9,036	203			9,239
GOODWILL	25,487	423	(423	)(b)	35,617
			10,130	(d)
INTANGIBLE ASSETS, net	15,683	—	5,152	(e)	20,835
OTHER ASSETS
Deferred costs, net of current portion	4,578	—			4,578
Deferred income taxes, net of current portion	10,294	—			10,294
Other non-current assets	205	—			205

	$230,172	$4,833	$(1,888)		$233,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligations, current	$—	$71			$71
Accounts payable	2,999	282			3,281
Accrued compensation and benefits	7,639	376			8,015
Accrued expenses and other current liabilities	1,805	—			1,805
Deferred revenue, current	6,912	557			7,469

Total current liabilities	19,355	1,286	—		20,641
OTHER LIABILITIES
Capital lease obligations, less current portion	—	73			73
Deferred revenue, less current portion	10,017	—			10,017
Deferred rent, less current portion	2,663	—			2,663
Other non-current liabilities	—	87			87

Total liabilities	32,035	1,446	—		33,481

STOCKHOLDERS’ EQUITY
Common stock	16	1	(1	)(f)	16
Additional paid-in capital	243,901	—	2,203	(a)	246,104
Accumulated deficit	(45,780)	3,386	(3,386	)(f)	(46,484)
			(704	)(c)

Total stockholders’ equity	198,137	3,387	(1,888)		199,636

	$230,172	$4,833	$(1,888)		$233,117

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share amounts)

	For the Six Months Ended June 30, 2014
	Historical		Pro Forma
	SPS
	Commerce	Leadtec	Adjustments		Combined
Revenues	$60,039	$3,080	$—		$63,119
Cost of revenues	18,882	1,046	—		19,928

Gross profit	41,157	2,034	—		43,191

Operating expenses
Sales and marketing	22,454	226	—		22,680
Research and development	6,339	688	—		7,027
General and administrative	9,353	347	—		9,700
Amortization of intangible assets	1,399	—	410	(e)	1,809

Total operating expenses	39,545	1,261	410		41,216

Income from operations	1,612	773	(410)		1,975
Other income (expense)
Interest income	99	—			99
Other income (expense)	(21)	1			(20)

Total other income, net	78	1	—		79

Income before income taxes	1,690	774	(410)		2,054
Income tax expense	(678)	(84)	(118	)(g)	(880)

Net income	$1,012	$690	$(528)		$1,174

Net income per share
Basic	$0.06				$0.07
Diluted	$0.06				$0.07
Weighted average common shares used to compute net income per share
Basic	16,183		44	(h)	16,227
Diluted	16,799		44	(h)	16,843

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share amounts)

	For the Year Ended December 31, 2013
	Historical		Pro Forma
	SPS
	Commerce	Leadtec	Adjustments		Combined
Revenues	$104,391	$6,368	$—		$110,759
Cost of revenues	31,781	2,278	—		34,059

Gross profit	72,610	4,090	—		76,700

Operating expenses
Sales and marketing	39,621	508			40,129
Research and development	10,870	1,482			12,352
General and administrative	17,189	846			18,035
Amortization of intangible assets	3,158	—	869	(e)	4,027

Total operating expenses	70,838	2,836	869		74,543

Income from operations	1,772	1,254	(869)		2,157
Other income (expense)
Interest income	112	—			112
Other income (expense)	(147)	28			(119)

Total other income (expense), net	(35)	28	—		(7)

Income before income taxes	1,737	1,282	(869)		2,150
Income tax expense	(686)	(178)	(50	)(g)	(914)

Net income	$1,051	$1,104	$(919)		$1,236

Net income per share
Basic	$0.07				$0.08
Diluted	$0.07				$0.08
Weighted average common shares used to compute net income per share
Basic	15,201		44	(h)	15,245
Diluted	15,931		44	(h)	15,975

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS Commerce, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

On October 12, 2014, we entered into and completed an asset purchase agreement with Leadtec Systems Australia Pty Ltd (“Leadtec”), a privately-held Australian company specializing in cloud-based integration solutions. Under the asset purchase agreement, we purchased and acquired substantially all of the assets of Leadtec for $12.7 million in cash and 43,595 shares of our common stock. We also assumed certain liabilities of Leadtec.

The acquisition of Leadtec was accounted for pursuant to FASB ASC 805, Business Combinations. In accordance with ASC 805, we recognized separately from goodwill the fair value of the identifiable assets acquired and the liabilities assumed at the acquisition date as defined by FASB ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date was measured as the excess of consideration transferred and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Leadtec, our estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances.

In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

Note 2. Purchase Price and Purchase Price Allocation

The purchase price consisted of the following (in thousands):

Cash	$12,682
SPS Commerce common stock	2,203

$14,885

The number of shares of our common stock issued for the acquisition was 43,595 shares as calculated according to the terms of the purchase agreement. The fair value of the shares issued was determined using the closing price of our common stock on October 10, 2014.

The allocation of the fair value of assets acquired and liabilities assumed in the acquisition was as follows (in thousands):

Current assets	$846
Property and equipment	203
Intangible assets (see Note 3)	5,152
Goodwill	10,130
Current liabilities	(1,286)
Other liabilities	(160)

$14,885

Note 3. Pro Forma Adjustments (dollars in thousands)

(a)	Purchase price equal to cash paid of $12,682 and 43,595 shares of our common stock issued with a fair value of $2,203 for the acquisition.

(b)	Eliminate Leadtec’s cash and cash equivalents, related party receivables and goodwill as these were not acquired assets.

(c)	Estimated transaction costs not included in the historical balance sheet. These estimated costs are not included in the pro forma condensed combined statements of income.

(d)	Goodwill based on the purchase price allocation (see Note 2).

(e)	Estimated fair values of intangible assets acquired and the related amortization expense for the periods presented. Intangible assets will be amortized on a straight-line basis over their estimated useful lives.

The following table presents information related to the intangible assets acquired:

	Estimated	Estimated	Amortization	Amortization
	Fair	Life	Expense	Expense
Acquired Intangible Assets	Value	(Years)	(Annual)	(6 months)
Customer relationships	$4,097	9	$468	$220
Technology	895	2.5	368	174
Non-competition agreements	160	5	33	16

Total	$5,152		$869	$410

(f)	Eliminate the historical shareholders’ equity accounts of Leadtec upon acquisition.

(g)	Additional impact on the provision for income taxes resulting from the combined income of Leadtec and the pro forma adjustments for amortization expense for the periods presented using an income tax rate of 55.5%. This rate represents the expected tax impact considering our current tax elections and representations.

(h)	Additional weighted average common shares outstanding resulting from the common stock issued for the acquisition.